Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of October 9, 2014
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among THE BOEING COMPANY, a Delaware corporation (“TBC”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    TBC, the Lenders and the Agent have entered into a 364-Day Credit Agreement dated as of November 10, 2011 (as extended and amended to date, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.
(2)    TBC and the Majority Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
(3)    Pursuant to Section 2.21(a), of the Credit Agreement, TBC has requested that the Termination Date be extended by 364 days to November 5, 2015.
Section 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, hereby amended as follows:
(a)The following new definitions are added to Section 1.1 in appropriate alphabetical order:

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other similar laws, rules, and regulations of any jurisdiction applicable to TBC or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions ([as of November 10, 2014, Cuba, Iran, North Korea, Sudan and Syria]).
“Sanctioned Person” means, at any time, (a) any legal Person listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council or the European Union (including by any European Union member state); and (b) any Person more than 50% owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce); the United Nations Security Council; the European Union (including by any European Union member state or Her Majesty’s Treasury of the United Kingdom).
(b)The definition of “Base Rate” in Section 1.1 is amended by deleting the phrase “British Bankers Association Interest Settlement Rate” and substituting therefor the phrase “ICE Benchmark Settlement Rate”.

(c)The definition of “Eurodollar Rate” in Section 1.1 is amended (i) by deleting from clause (a) thereof the phrase “British Bankers Association LIBOR Rate (“BBA LIBOR”)” and the phrase “British Bankers Association LIBOR Rate” and substituting therefor, in each case, the phrase “ICE Benchmark Settlement Rate” and (ii) by restating the last paragraph thereof in full to read as follows:

The Eurodollar Rate for any Interest Period for each Eurodollar Rate Committed Advance constituting part of the same Borrowing and for the relevant period specified in a Notice of Bid Borrowing for each Eurodollar Rate Bid Advance shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period or period, as the case may be, subject, however, to the provisions of Section 2.10 (it being understood that the Agent shall not be required to disclose to any party hereto any information regarding any Reference Bank or any rate provided by such Reference Bank, including, without limitation, whether a Reference Bank has provided a rate or the rate provided by any individual Reference Bank).
(d)The definition of “FATCA” in Section 1.1 is amended in full to read as follows:

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
(e)The definition of “Interest Period” in Section 1.1 is amended by replacing the phrase “nine months” with the phrase “twelve months” in each place such phrase appears.

(f)The definition of “Reference Bank” in Section 1.1 is amended in full to read as follows:

“Reference Banks” means JPMorgan Chase Bank, N.A., Citibank, N.A. and Deutsche Bank AG.
(g)The second sentence of Section 2.10(b) is amended by adding to the end thereof a proviso to read as follows:

provided that such rate of interest shall be determined on the basis of timely information provided by no fewer than two Reference Banks.
(h)Section 2.13(b) is amended by replacing the word “capital” with the phrase “capital or liquidity” in each place such word appears.

(i)Section 2.13(d) is amended by replacing the phrase “capital adequacy” with the phrase “capital adequacy or liquidity”.

(j)Section 3.1 is amended by adding to the end thereof a new subsection (i), to read as follows:

(i)    Anti-Corruption Laws and Sanctions. TBC has implemented and maintains in effect policies and procedures designed to promote compliance with Anti-Corruption Laws and applicable Sanctions by TBC, its Subsidiaries and their respective directors, officers, employees and, to the extent commercially reasonable, agents under the control and acting on behalf of TBC or its Subsidiaries, and TBC, its Subsidiaries and their respective officers and employees and to the knowledge of TBC its directors and agents under the control and acting on behalf of TBC or its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) TBC, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of TBC, any agent under the control and acting on behalf of TBC or any Subsidiary in connection with the credit facility established hereby, is a Sanctioned Person.

(k)Section 4.1(e) is amended by adding to the end thereof (immediately before the period) the following:

; and maintain in effect policies and procedures designed to promote compliance with Anti-Corruption Laws and applicable Sanctions by TBC, its Subsidiaries and their respective directors, officers, employees and, to the extent commercially reasonable, agents under the control and acting on behalf of TBC or its Subsidiaries.
(l)Section 4.2 is amended by adding to the end thereof a new subsection  (e), to read as follows:

(e)    Use of Proceeds. Directly use, or knowingly indirectly use, or permit its Subsidiaries and its or their respective directors, officers, employees and agents under the control and acting on behalf of TBC or its Subsidiaries to directly use, or knowingly indirectly use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent licensed, authorized or otherwise permitted under applicable law.
Section 2. Consent to Extension Request. Each Lender so indicating on its signature page to this Amendment agrees to extend the Termination Date with respect to its Commitment for a period of 364 days, expiring November 5, 2015. This agreement to extend the Termination Date is subject in all respects to the terms of the Credit Agreement and is irrevocable.
Section 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by TBC and the Majority Lenders. Each Lender that consents to the Extension Request shall so indicate its consent by executing as indicated on the signature pages.
Section 4. Representations and Warranties of TBC. TBC represents and warrants as follows:
(a)    The execution and delivery and the performance of the terms of this Amendment and the Credit Agreement, as amended hereby, are within the corporate powers of TBC, have been duly authorized by all necessary corporate action, have all necessary governmental approval, if any (which approval, if any, remains in full force and effect), and do not contravene any provision of the Certificate of Incorporation or By-Laws of TBC, or do not contravene any law or any contractual restriction binding on TBC, except where such contravention would not have a material adverse effect on the financial condition of TBC and its Subsidiaries, taken as a whole); and
(b)    This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of TBC, enforceable against TBC in accordance with their respective terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights.
Section 5. Reference to and Effect on the Credit Agreement and the Notes.
(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 6. Costs and Expenses. TBC agrees to pay upon written request all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) in accordance with the terms of Section 8.3 of the Credit Agreement.
Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
THE BOEING COMPANY

By /s/ Ruud P. Roggekamp
Name: Ruud P. Roggekamp
Title: Assistant Treasurer

CITIBANK, N.A., Individually and
as Agent

By /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President